                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP

                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                               Fax: (614) 227-2100


                                December 28, 1999


Too, Inc.
3885 Morse Road
Columbus, Ohio  43219

            Re:      Registration Statement on Form S-8
                     Too, Inc. 1999 Savings and Retirement Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for Too, Inc., a Delaware corporation ("Too"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Too with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 150,000 shares of Too, Inc. Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ Porter, Wright, Morris & Arthur LLP

                                PORTER, WRIGHT, MORRIS & ARTHUR LLP